Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended December 31, 2012 of Cascades Inc. of our report dated March 11, 2013, relating to the consolidated financial statements, which appears in the Exhibit incorporated by reference in this Annual Report.

/s/ PricewaterhouseCoopers LLP[1]

Montréal, Canada
March 27, 2013

[1]	FCPA auditor, FCA, public accountancy permit No. A108517